Exhibit 99

XPLR Infrastructure, LP
Media.relations@XPLRInfrastructure.com
Aug. 7, 2025

FOR IMMEDIATE RELEASE

XPLR Infrastructure, LP reports second-quarter 2025 financial results
•Delivered solid second-quarter performance
•Signed definitive agreement to sell Meade pipeline investment for approximately $1,078 million
•Completed approximately 740 megawatts of repowering projects to date toward the previously announced 1.6-gigawatt repowering program
•Secured over $1 billion of project financing commitments year-to-date
•Reaffirms expectations for 2025 and 2026

JUNO BEACH, Fla. - XPLR Infrastructure, LP (NYSE: XIFR) today reported second-quarter 2025 net income attributable to XPLR Infrastructure of $79 million. XPLR Infrastructure also reported second-quarter 2025 adjusted EBITDA of $557 million, essentially in line with the comparable prior-year period. Free cash flow before growth (FCFBG) for the second quarter of 2025 was $261 million, up 6% from the comparable prior-year period. XPLR Infrastructure’s second-quarter adjusted EBITDA and FCFBG benefited from lower net operating expenses and improved pricing, partially offset by lower year-over-year wind resource and the absence of interest income related to Texas pipeline sale proceeds.

XPLR Infrastructure also signed a definitive agreement to sell the Meade pipeline investment for a base purchase price of approximately $1,078 million and expects to close the transaction by the end of the third quarter. XPLR Infrastructure anticipates using the sales proceeds to address the outstanding project-level debt and buyout of the related convertible equity portfolio financing and expects to generate net proceeds of over $100 million after satisfying those obligations.

"We are pleased to have signed a definitive agreement to sell the Meade pipeline investment," said Alan Liu, chief executive officer. "This transaction is one of several meaningful steps we have taken against the plan we announced in January. Our focus remains on maintaining balance sheet strength and investing in our existing high-quality assets. Through the second quarter, we have completed a cumulative total of approximately 740 megawatts of repowering projects, representing approximately 47% of our previously announced repowering program. We also have secured over $1 billion in project financing commitments so far in 2025 to support our repowering program, with approximately $338 million borrowed in June. We continue to believe that executing on our previously announced key initiatives will enhance financial flexibility and the long-term value of our portfolio."

Expectations
XPLR Infrastructure's expectations remain unchanged. For 2025, XPLR Infrastructure continues to expect adjusted EBITDA of $1.85 billion to $2.05 billion. For calendar year 2026, XPLR Infrastructure continues to expect the portfolio to deliver adjusted EBITDA of $1.75 billion to $1.95 billion and FCFBG to be in the range of $600 million to $700 million. The decline in adjusted EBITDA expectations between 2025 and 2026 is primarily due to the exclusion of contributions from the Meade pipeline investment, the sale of which is expected to close by the end of the third quarter. XPLR Infrastructure intends to use the proceeds from the sale to repay the associated project-level indebtedness and to purchase the remaining outstanding Class B membership interests in XPLR Pipelines, with any excess proceeds to be used for general business purposes.

XPLR Infrastructure, LP
XPLR Infrastructure, LP (NYSE: XIFR) is a limited partnership that has an ownership interest in a clean energy infrastructure portfolio with long-term, stable cash flows. XPLR Infrastructure is focused on delivering long-term value to its common unitholders through disciplined capital allocation of the cash flows generated by its assets and is positioning itself to benefit from the expected growth in the U.S. power sector. Headquartered in Juno Beach, Florida, XPLR Infrastructure’s portfolio of contracted clean energy assets is diversified across generation technologies, including wind, solar and battery storage projects in the U.S., and an investment in natural gas pipeline assets in Pennsylvania. For more information, please visit: www.XPLRInfrastructure.com.

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XPLR Infrastructure's management uses adjusted EBITDA and FCFBG, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. XPLR Infrastructure also uses these measures when communicating its financial results and earnings outlook to analysts and investors. XPLR Infrastructure's management believes that adjusted EBITDA and FCFBG provide a more meaningful representation of XPLR Infrastructure's cash available for capital allocation. The attachments to this news release include a reconciliation of historical adjusted EBITDA and FCFBG to net income (loss), which is the most directly comparable GAAP measure.

XPLR Infrastructure does not provide a quantitative reconciliation of forward-looking adjusted EBITDA to GAAP net income, the most directly comparable GAAP financial measure, because certain information needed to reconcile this measure is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying this measure. These items include, but are not limited to, unrealized gains and losses related to derivative transactions, which could significantly impact GAAP net income. Adjusted EBITDA and FCFBG expectations and other forward-looking statements assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind, solar and storage development and construction; market demand and transmission expansion support for wind, solar and storage development; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; completion of certain repowerings; and the sale of the Meade pipeline investment and the assets underlying XPLR Renewables III (CEPF 3). Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and FCFBG do not represent substitutes for net income, as prepared in accordance with GAAP.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of XPLR Infrastructure, LP (together with its subsidiaries, XPLR) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of XPLR’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, free cash flow before growth (FCFBG), as well as statements concerning XPLR's future operating performance, planned sale of the Meade pipeline investment, financing needs, buyouts of convertible equity portfolio financings, and planned repowering of wind facilities. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of XPLR and its business and financial condition are subject to risks and uncertainties that could cause XPLR’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require XPLR to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: XPLR's business and results of operations are affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices for power; operation and maintenance of renewable energy projects, battery storage projects and other facilities and XPLR's pipeline investment involve significant risks that could result in unplanned power outages, reduced output or capacity, property damage, environmental pollution, personal injury or loss of life; XPLR's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions and related impacts, including, but not limited to, the impact of severe weather; XPLR depends on certain of the renewable energy projects and the investment in pipeline assets in its portfolio for a substantial portion of its anticipated cash flows; developing and investing in power and related infrastructure, including repowering of XPLR's existing renewable energy projects, requires up-front capital and other expenditures and could expose XPLR to project development risks, as well as financing expense; threats of terrorism and catastrophic events that could result from geopolitical factors, terrorism, cyberattacks, or individuals and/or groups attempting to disrupt XPLR’s business, or the businesses of third parties, may materially adversely affect XPLR’s business, financial condition, results of operations, liquidity and ability to execute its business plan; the ability of XPLR to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events at XPLR or NextEra Energy, Inc. (NEE), as well as the financial condition of insurers. XPLR's insurance coverage does not provide protection against all significant losses; XPLR relies on interconnection and transmission and other pipeline facilities of third parties to deliver energy from certain of its projects and to transport natural gas to and from its pipeline investment. If these facilities become unavailable, XPLR's projects and pipeline investment may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; XPLR's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations and other standards, compliance with which may require significant capital expenditures, increase XPLR’s cost of operations and affect or limit its business plans; XPLR's business, financial condition, results of operations, liquidity and ability to execute its business plan could be materially adversely affected by new or revised laws, regulations or executive orders, as well as by regulatory action or inaction; XPLR does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to XPLR's rights or the United States of America (U.S.) Bureau of Land Management suspends its federal rights-of-way grants; XPLR is subject to risks associated with litigation or administrative proceedings, as well as negative publicity; XPLR is subject to risks associated with its ownership interests in projects that undergo development or construction, including for repowering, and other capital improvements to its clean energy or other projects, which could result in its inability to complete development and construction at those projects on time or at all, and make those projects too expensive to complete or cause the return on an investment to be less than expected; XPLR relies on a limited number of customers and vendors and is exposed to credit and performance risk in that they may be unwilling or unable to fulfill their contractual obligations to XPLR or that they otherwise terminate their agreements with XPLR; XPLR may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs), lease agreement or other customer contracts at favorable rates or on a long-term basis and XPLR may not have the ability to amend existing PPAs for renewable energy repowering projects; if the energy production by or availability of XPLR's clean energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; XPLR's ability to develop and/or acquire assets involves risks; reductions in demand for natural gas in the U.S. and low market prices of natural gas could materially adversely affect XPLR's pipeline investment's operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact XPLR and its ability to repower, acquire, develop or invest in clean energy and related projects; XPLR's ability to develop projects, including repowering renewable energy projects, faces risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; XPLR may develop or acquire assets that use other renewable energy technologies and may develop or acquire other types of assets. Any such development or acquisition may present unforeseen challenges and result in a competitive disadvantage relative to XPLR's more-established competitors; certain agreements which XPLR or its subsidiaries are parties to have provisions which may limit or preclude XPLR from engaging in specified change of control and similar transactions; XPLR faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in the U.S.; regulatory decisions that are important to XPLR may be materially adversely affected by political, regulatory, operational and economic factors; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect XPLR's pipeline investment; XPLR may not be able to access sources of capital on commercially reasonable terms; restrictions in XPLR and its subsidiaries' financing agreements could adversely affect XPLR's business, financial condition, results of operations, liquidity and ability to execute its business plan; XPLR may be unable to maintain its current credit ratings; XPLR’s liquidity may be impaired if its credit providers are unable to fund their credit commitments to XPLR or to maintain their current credit ratings; as a result of restrictions on XPLR's subsidiaries’ cash distributions to XPLR and XPLR Infrastructure Operating Partners, LP (XPLR OpCo) under the terms of their indebtedness or other financing agreements, cash distributions received by XPLR and XPLR OpCo from their subsidiaries could be reduced or not received at all; XPLR's and its subsidiaries’ substantial amount of indebtedness, which may increase, may adversely affect XPLR's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness or refinance, extend or repay the indebtedness could have a material adverse effect on XPLR's financial condition; XPLR is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on XPLR’s business, financial condition, results of operations, liquidity and ability to execute its business plan; NEE has influence over XPLR; under the Cash Sweep and Credit Support Agreement, XPLR receives credit support from NEE and its affiliates. XPLR's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and XPLR will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by XPLR OpCo or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by XPLR OpCo. XPLR's financial condition and ability to execute its business plan is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect XPLR's ability to consummate future sales or to obtain favorable sale terms; XPLR Infrastructure Partners GP, Inc. (XPLR GP) and its affiliates may have conflicts of interest with XPLR and have limited duties to XPLR and its unitholders; XPLR GP and its affiliates and the directors and officers of XPLR are not restricted in their ability to compete with XPLR, whose business is subject to certain restrictions; XPLR may only terminate the Management Services Agreement among XPLR, NextEra Energy Management Partners, LP (NEE Management), XPLR OpCo and XPLR Infrastructure Operating Partners GP, LLC under certain limited circumstances; if certain agreements with NEE Management or NEER are terminated, XPLR may be unable to contract with a substitute service provider on similar terms; XPLR's arrangements with NEE limit NEE’s potential liability, and XPLR has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to XPLR than it otherwise would if acting solely for its own account; disruptions, uncertainty or volatility in the credit and capital markets, and in XPLR's operations, business and financing strategies, may exert downward pressure on the market price of XPLR’s common units; XPLR may not make any distributions in the future to its unitholders as a result of the execution of its business plan; XPLR's ability to execute its business plan depends on the ability of XPLR OpCo's subsidiaries to make cash distributions to XPLR OpCo; holders of XPLR’s units may be subject to voting restrictions; XPLR’s partnership agreement replaces the fiduciary duties that XPLR GP and XPLR’s directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like XPLR to comply with certain of its corporate governance requirements; XPLR’s partnership agreement restricts the remedies available to holders of XPLR's common units for actions taken by XPLR’s directors or XPLR GP that might otherwise constitute breaches of fiduciary duties; certain of XPLR’s actions require the consent of XPLR GP; holders of XPLR's common units currently cannot remove XPLR GP without NEE’s consent and provisions in XPLR's partnership agreement may discourage or delay an acquisition of XPLR that XPLR unitholders may consider favorable; NEE’s interest in XPLR GP and the control of XPLR GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to XPLR GP and its affiliates for services provided to XPLR or on XPLR's behalf will reduce cash distributions from XPLR OpCo and there are no limits on the amount that XPLR OpCo may be required to pay; the liability of holders of XPLR's units, which represent limited partnership interests in XPLR, may not be limited if a court finds that unitholder action constitutes control of XPLR's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders’ ownership in XPLR, will impact the relative voting strength of outstanding XPLR common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for XPLR's common units; XPLR's future tax liability may be greater than expected if XPLR does not generate net operating losses (NOLs) sufficient to offset taxable income, if the tax law changes, or if tax authorities challenge certain of XPLR's tax positions; XPLR's ability to use NOLs to offset future income may be limited; XPLR will not have complete control over XPLR's tax decisions; and distributions to unitholders may be taxable as dividends. XPLR discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2024 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and XPLR undertakes no obligation to update any forward-looking statements.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
OPERATING REVENUES	$342	$360	$624	$617
OPERATING EXPENSES
Operations and maintenance	102	139	212	261
Depreciation and amortization	141	138	277	274
Goodwill impairment charge	—	—	253	—
Taxes other than income taxes and other – net	18	16	37	36
Total operating expenses – net	261	293	779	571
GAINS (LOSSES) ON DISPOSAL OF BUSINESSES/ASSETS – NET	9	(1)	12	(1)
OPERATING INCOME (LOSS)	90	66	(143)	45
OTHER INCOME (DEDUCTIONS)
Interest expense	(131)	(54)	(290)	(67)
Equity in earnings of equity method investees	31	48	48	78
Equity in earnings (losses) of non-economic ownership interests	(3)	1	(3)	5
Other – net	8	18	10	39
Total other income (deductions) – net	(95)	13	(235)	55
INCOME (LOSS) BEFORE INCOME TAXES	(5)	79	(378)	100
INCOME TAX EXPENSE (BENEFIT)	(41)	21	(86)	8
NET INCOME (LOSS)	36	58	(292)	92
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	43	4	273	40
NET INCOME (LOSS) ATTRIBUTABLE TO XPLR	$79	$62	$(19)	$132

Earnings (loss) per common unit attributable to XPLR – basic	$0.84	$0.66	$(0.20)	$1.41
Earnings (loss) per common unit attributable to XPLR – assuming dilution(a)	$0.84	$0.66	$(0.20)	$1.41
Weighted-average number of common units outstanding – basic	94.0	93.5	93.8	93.5
Weighted-average number of common units outstanding – assuming dilution	94.0	93.5	93.8	93.5
__________________________
(a)    Adjusted for impact of diluted securities
XPLR INFRASTRUCTURE, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Free Cash Flow Before Growth (FCFBG)
(millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$36	$58	$(292)	$92
Add back:
Depreciation and amortization	141	138	277	274
Interest expense	131	54	290	67
Income tax expense (benefit)	(41)	21	(86)	8
Goodwill impairment charge	—	—	253	—
Tax credits - gross	257	279	508	543
Amortization of intangible assets/liabilities – PPAs – net	21	21	41	41
Noncontrolling interests in Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(26)	(19)	(41)	(25)
Losses (gains) on disposal of businesses/assets – net	(9)	1	(12)	1
Equity in losses (earnings) of non-economic ownership interests	3	(1)	3	(5)
Depreciation and interest expense included within equity in earnings of equity method investees	7	17	16	31
Other(a)	37	(9)	70	(5)
Adjusted EBITDA	$557	$560	$1,027	$1,022
Tax credits(b)	(240)	(263)	(415)	(451)
Cash interest paid	(20)	(25)	(91)	(80)
Payments to Class B noncontrolling investors	(17)	(14)	(38)	(33)
Payments to tax equity investors(c)	(15)	(9)	(23)	(16)
Capital maintenance and environmental expenditures	(3)	(2)	(5)	(4)
Other - net	(1)	(1)	1	3
Free cash flow before growth	$261	$246	$456	$441
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(a)    Includes cash contribution from Meade which is excluded from net income and is therefore added back to adjusted EBITDA
(b)    Includes the removal of the pre-tax allocation of production and investment tax credits to tax equity investors less proceeds from tax equity investors, the pre-tax adjustment for production and investment tax credits earned by XPLR Infrastructure and amortization of CITC.
(c)    Excludes tax equity buyouts for the three and six months ended June 30, 2025 of approximately $(28) million and $(48) million, respectively.

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$880	$283
Accounts receivable	148	105
Other receivables	90	86
Due from related parties	93	148
Inventory	100	108
Other	145	130
Total current assets	1,456	860
Other assets:
Property, plant and equipment – net	14,871	14,555
Intangible assets – PPAs – net	1,733	1,817
Goodwill	—	253
Investments in equity method investees	1,753	1,784
Other	683	1,023
Total other assets	19,040	19,432
TOTAL ASSETS	$20,496	$20,292
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$60	$65
Due to related parties	598	159
Current portion of long-term debt	1,026	705
Accrued interest	88	46
Accrued property taxes	30	32
Other	93	80
Total current liabilities	1,895	1,087
Other liabilities and deferred credits:
Long-term debt	5,608	4,609
Asset retirement obligations	375	366
Due to related parties	44	43
Intangible liabilities – PPAs – net	1,077	1,121
Other	226	200
Total other liabilities and deferred credits	7,330	6,339
TOTAL LIABILITIES	9,225	7,426
COMMITMENTS AND CONTINGENCIES
EQUITY
Common units (94.0 and 93.5 units issued and outstanding, respectively)	3,200	3,221
Accumulated other comprehensive loss	(6)	(6)
Noncontrolling interests	8,077	9,651
TOTAL EQUITY	11,271	12,866
TOTAL LIABILITIES AND EQUITY	$20,496	$20,292

XPLR INFRASTRUCTURE, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(292)	$92
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	277	274
Intangible amortization – PPAs	41	41
Change in value of derivative contracts	140	(76)
Deferred income taxes	(82)	41
Equity in earnings of equity method investees, net of distributions received	31	5
Equity in earnings (losses) of non-economic ownership interests, net of distributions received	15	(5)
Losses (gains) on disposal of businesses/assets – net	(12)	1
Goodwill impairment charge	253	—
Other – net	9	13
Changes in operating assets and liabilities:
Current assets	(111)	(84)
Noncurrent assets	(8)	(13)
Current liabilities	42	23
Noncurrent liabilities	19	(3)
Net cash provided by operating activities	322	309
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and other investments	(170)	(133)
Payments from related parties under CSCS agreement – net	111	830
Distributions from non-economic ownership interests	309	—
Reimbursements from related parties for capital expenditures	—	49
Other – net	15	2
Net cash provided by investing activities	265	748
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	4	3
Issuances of long-term debt, including premiums and discounts	2,092	24
Retirements of long-term debt	(740)	(548)
Debt issuance costs	(35)	(2)
Partner contributions	5	45
Partner distributions	(351)	(374)
Payments to Class B noncontrolling interest investors	(38)	(33)
Buyout of Class B noncontrolling interest investors	(931)	(187)
Proceeds from differential membership investors	81	75
Payments to differential membership investors	(23)	(31)
Buyout of differential membership investors	(48)	—
Other – net	(1)	(2)
Net cash provided by (used in) financing activities	15	(1,030)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	602	27
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	328	294
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$930	$321